Exhibit 99.1

NEWS RELEASE

Range Announces Fourth Quarter 2022 Results and 2023 Guidance

FORT WORTH, TEXAS, FEBRUARY 27, 2023…RANGE RESOURCES CORPORATION (NYSE: RRC) today announced its fourth quarter 2022 financial results and plans for 2023.

Full-Year 2022 Highlights –

•
Generated record cash flow from operations of $1.9 billion
•
Returned $1.5 billion to shareholders through $400 million in share repurchases, $39 million in dividends and $1.1 billion in debt reduction
•
Net production averaged 2,121 Mmcfe per day
•
All-in capital spending of $492 million, or $0.64 per mcfe
•
Proved reserves of 18.1 Tcfe with an after-tax discounted future net cash flow of $24.5 billion
•
Estimated future development costs of $0.41 per mcfe for proved undeveloped reserves
•
Increased hedge positions for 2023 and 2024 to approximately 55% and 35% of natural gas production with weighted-average floors of $3.57 and $3.75 per MMBtu, respectively
•
Net Debt to EBITDAX of 0.8x (Non-GAAP) at year-end 2022

2023 Production and Capital Guidance –

•
All-in 2023 capital budget of $570 to $615 million planned to maintain production at 2.12 to 2.16 Bcfe per day
•
2023 all-in maintenance capital expected to be approximately $0.76 per mcfe, the lowest amongst U.S. natural gas producers

Commenting on the 2022 results and 2023 plans, Jeff Ventura, the Company’s CEO said, “The Company successfully managed a great market opportunity in 2022 – generating record free cash flow, materially strengthening our financial foundation and returning significant capital to shareholders. We reduced debt by over $1 billion and expanded our return of capital program with $400 million in share repurchases and an annualized dividend of $0.32 per share. As we enter 2023, the progress made during the past year both financially and operationally puts Range in the strongest position in Company history. We are excited about the opportunity to develop Range’s world-class inventory over the coming decades into a growing market for natural gas and natural gas liquids.”

Financial Discussion

Except for generally accepted accounting principles (“GAAP”) reported amounts, specific expense categories exclude non-cash impairments, unrealized mark-to-market adjustment on derivatives, non-cash stock compensation and other items shown separately on the attached tables. “Unit costs” as used in this release are composed of direct operating, transportation, gathering, processing and compression, taxes other than income, general and administrative, interest and depletion, depreciation and amortization costs divided by production. See “Non-GAAP Financial Measures” for a definition of each of the non-GAAP financial measures and the tables that reconcile each of the non-GAAP measures to their most directly comparable GAAP financial measure.

Financial Position

During the fourth quarter, Range purchased 3.19 million shares at an average price of approximately $26.87 per share. As of year-end, Range had approximately 238.9 million shares outstanding and $1.1 billion of availability on the current share repurchase program.

During 2022, Range reduced debt by a total of $1.08 billion, representing the Company’s fifth consecutive year of debt reduction. At year-end, Range’s net debt was approximately $1.87 billion, consisting of $1.85 billion of senior notes and $19 million bank facility borrowings. On a trailing twelve-month basis, Range’s leverage ratio, a non-GAAP metric, defined as Net-Debt-to-EBITDAX was approximately 0.8x.

In the fourth quarter 2022, Range realized a total of $24.5 million in contingent derivative settlement gains related to an asset divestment completed in 2020. Range expects to receive the cash proceeds in the first half of 2023. Range has the potential to receive an additional $21 million in contingent payments based on natural gas, NGL and oil prices in 2023. At year-end 2022, the fair value of these remaining contingent payments was approximately $13.1 million.

Capital Expenditures

Fourth quarter 2022 drilling and completions expenditures were $99.9 million and $9.5 million was invested in acreage and gathering facilities. Total 2022 capital budget expenditures were $492 million, including $461 million on drilling and completion, and a combined $31 million on acreage, gas gathering systems and other investments. $11 million of fourth quarter capital was invested in securing equipment being utilized for the 2023 operational plan.

Fourth Quarter 2022 Results

GAAP revenues for fourth quarter 2022 totaled $1.63 billion, GAAP net cash provided from operating activities (including changes in working capital) was $613 million, and GAAP net income was $814 million ($3.31 per diluted share). Fourth quarter earnings results include a $448 million mark-to-market derivative gain due to decreases in commodity prices.

Non-GAAP revenues for fourth quarter 2022 totaled $998 million, and cash flow from operations before changes in working capital, a non-GAAP measure, was $513 million. Adjusted net income comparable to analysts’ estimates, a non-GAAP measure, was $312 million ($1.30 per diluted share) in fourth quarter 2022.

The following table details Range’s fourth quarter 2022 unit costs per mcfe(a):

Expenses	4Q 2022 (per mcfe)	3Q 2022 (per mcfe)	Increase (Decrease)

Direct operating	$ 0.11	$ 0.11	0%
Transportation, gathering, processing and compression	1.45	1.65	(12%)
Taxes other than income	0.06	0.05	20%
General and administrative(a)	0.15	0.15	0%
Interest expense(a)	0.18	0.19	(5%)
Total cash unit costs(b)	1.95	2.14	(9%)
Depletion, depreciation and amortization (DD&A)	0.45	0.46	(2%)
Total unit costs plus DD&A(b)	$ 2.39	$ 2.60	(8%)

(a)
Excludes stock-based compensation, legal settlements and amortization of deferred financing costs.
(b)
May not add due to rounding.

The following table details Range’s average production and realized pricing for fourth quarter 2022:

	4Q22 Production & Realized Pricing
	Natural Gas (Mcf)	Oil (Bbl)	NGLs (Bbl)	Natural Gas Equivalent (Mcfe)

Net production per day	1,517,483	6,696	107,806	2,204,493

Average NYMEX price	$ 6.26	$ 82.74	$ 27.92
Differential, including basis hedging	(0.55)	(7.08)	(0.75)
Realized prices before NYMEX hedges	5.71	75.66	27.17	$ 5.49
Settled NYMEX hedges	(1.65)	(19.83)	0.66	(1.16)
Average realized prices after hedges	$ 4.06	$ 55.83	$ 27.83	$ 4.33

Fourth quarter 2022 natural gas, NGLs and oil price realizations (including the impact of cash-settled hedges and derivative settlements) averaged $4.33 per mcfe.

•
The average natural gas price, including the impact of basis hedging, was $5.71 per mcf, or a ($0.55) per mcf differential to NYMEX. Regional markets experienced wide basis pricing during the quarter, primarily related to the month of October, but have subsequently improved. Range’s 2023 natural gas differential is expected to be ($0.35) to ($0.45) relative to NYMEX.

•
Crude oil and condensate price realizations, before realized hedges, averaged $75.66 per barrel, or $7.08 below WTI (West Texas Intermediate). Range’s 2023 condensate differential is expected to be ($9.00) to ($13.00) relative to NYMEX.

•
Pre-hedge NGL realizations were $27.17 per barrel. The average NGL price, including settled index hedges was $27.83 per barrel. Range’s 2023 NGL differential is expected to be ($1.00) to +$1.00 relative to a Mont Belvieu equivalent barrel.

2022 Proved Reserves

Summary of Changes in Proved Reserves (in Bcfe)
Balance at December 31, 2021	17,775

Extensions, discoveries and additions	1,668
Performance revisions	73
Locations re-entered to Development Plan……………………...........	716
Reclassification of PUD to unproved under SEC 5-year rule	(1,381)
Price revisions	1
Production	(774)

Balance at December 31, 2022	18,078

As shown in the table below, the present value (PV10) of reserves under SEC methodology was $29.6 billion. For comparison, the PV10 using January 31, 2023 strip prices equates to $15.1 billion using the same proven reserve volumes.

	2022 SEC Pricing(a)	Strip Price Average(b)

Natural Gas Price ($/MMBtu)	$6.36	$4.22
WTI Oil Price ($/Bbl)	$94.13	$63.15
NGL Price ($/Bbl)	$38.35	$24.11

Proved Reserves PV10 ($ billions)	$29.6	$15.1

a)
SEC benchmark prices adjusted for energy content, quality and basis differentials were $6.08 per mcf and $87.14 per barrel of crude oil.
b)
NYMEX 10-year strip prices adjusted for energy content, quality and basis differentials realized an average gas price differential of ($0.37) and an average realized oil differential of ($6.99) per barrel, which equate to $4.24 per mcf and $52.60 per barrel over the life of the reserves.

Year-end 2022 reserves included 7.1 Tcfe of proved undeveloped reserves from 367 wells planned to be developed within the next five years with a projected development cost of $0.41 per mcfe. Beyond the five-year reserve calculation window, Range has thousands of high-quality well locations in the Marcellus and further upside in the Utica and Upper Devonian horizons. Range also has a network of more than 250 existing well pads that provide Range the opportunity to develop thousands of future wells while utilizing existing roads, pads and infrastructure. Consistent with recent years more than half of Range’s wells expected to turn to sales in 2023 are from pad sites with existing production.

2023 Capital Program and Production Guidance

Range’s 2023 all-in capital budget is expected to be $570 to $615 million. The capital budget includes approximately $540 million to $565 million for drilling and completion costs and $30 - $50 million for acreage, leasehold and other investments.

Consistent with recent years, Range’s development plan for 2023 will target a maintenance program that holds production approximately flat. Due to efficiencies gained through second half 2022 and into early 2023, Range expects to have a slight build of in-process well inventory during 2023 that will provide optionality into the 2024 and 2025 planning process. There is approximately $30 million included in the 2023 capital plan for this increased inventory. Range’s 2023 plan is expected to deliver an all-in maintenance capital cost of approximately $0.76 per mcfe, which is expected to be the lowest-cost program in Appalachia.

The table below summarizes expected 2023 activity and 2022 regarding the number of wells to sales in each area.

	Planned Wells TIL in 2023	Wells TIL in 2022

SW PA Super-Rich	3	4
SW PA Wet	31	21
SW PA Dry	24	23
NE PA Dry	3	7
Total Appalachia	61	55

Guidance – 2023

Capital & Production Guidance

Range is targeting a maintenance program in 2023, holding production approximately flat at 2.12 – 2.16 Bcfe per day, with ~30% attributed to liquids production. Range’s 2023 all-in capital budget is $570 million - $615 million.

Full Year 2023 Expense Guidance

Direct operating expense:	$0.11 — $0.13 per mcfe
Transportation, gathering, processing and compression expense:	$1.48— $1.58 per mcfe
Other tax expense:	$0.04 — $0.05 per mcfe
Exploration expense:	$22 — $28 million
G&A expense:	$0.17 — $0.19 per mcfe
Net interest expense:	$0.14 — $0.16 per mcfe
DD&A expense:	$0.46 — $0.48 per mcfe
Net brokered gas marketing expense:	$10 — $14 million

Full Year 2023 Price Guidance

Based on recent market indications, Range expects to average the following price differentials for its production in 2023.

Natural Gas:(1)	NYMEX minus $0.35 to $0.45
Natural Gas Liquids (including ethane):(2)	Mont Belvieu minus $1.00 to plus $1.00 per barrel
Oil/Condensate:	WTI minus $9.00 to $13.00

(1) Including basis hedging

(2) Weighting based on 53% ethane, 27% propane, 8% normal butane, 4% iso-butane and 8% natural gasoline.

Hedging Status

Range hedges portions of its expected future production volumes to increase the predictability of cash flow and to help maintain a strong, flexible financial position. Please see the detailed hedging schedule posted on the Range website under Investor Relations - Financial Information.

Conference Call Information

A conference call to review the financial results is scheduled on Tuesday, February 28 at 8:00 AM Central Time (9:00 AM Eastern Time).

Please click here to pre-register for the conference call and obtain a dial in number with passcode.

A simultaneous webcast of the call may be accessed at www.rangeresources.com. The webcast will be archived for replay on the Company's website until March 28th.

Non-GAAP Financial Measures

Adjusted net income comparable to analysts’ estimates as set forth in this release represents income or loss from operations before income taxes adjusted for certain non-cash items (detailed in the accompanying table) less income taxes. We believe adjusted net income comparable to analysts’ estimates is calculated on the same basis as analysts’ estimates and that many investors use this published research in making investment decisions and evaluating operational trends of the Company and its performance relative to other oil and gas producing companies. Diluted earnings per share (adjusted) as set forth in this release represents adjusted net income comparable to analysts’ estimates on a diluted per share basis. A table is included which reconciles income or loss from operations to adjusted net income comparable to analysts’ estimates and diluted earnings per share (adjusted). On its website, the Company provides additional comparative information on prior periods along with non-GAAP revenue disclosures.

Cash flow from operations before changes in working capital (sometimes referred to as “adjusted cash flow”) as defined in this release represents net cash provided by operations before changes in working capital and exploration expense adjusted for certain non-cash compensation items. Cash flow from operations before changes in working capital is widely accepted by the investment community as a financial indicator of an oil and gas company’s ability to generate cash to internally fund exploration and development activities and to service debt. Cash flow from operations before changes in working capital is also useful because it is widely used by professional research analysts in valuing, comparing, rating and providing investment recommendations of companies in the oil and gas exploration and production industry. In turn, many investors use this published research in making investment decisions. Cash flow from operations before changes in working capital is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operations, investing, or financing activities as an indicator of cash flows, or as a measure of liquidity. A table is included which reconciles net cash provided by operations to cash flow from operations before changes in working capital as used in this release. On its website, the Company provides additional comparative information on prior periods for cash flow, cash margins and non-GAAP earnings as used in this release.

The cash prices realized for oil and natural gas production, including the amounts realized on cash-settled derivatives and net of transportation, gathering, processing and compression expense, is a critical component in the Company’s performance tracked by investors and professional research analysts in valuing, comparing, rating and providing investment recommendations and forecasts of companies in the oil and gas exploration and production industry. In turn, many investors use this published research in making investment decisions. Due to the GAAP disclosures of various derivative transactions and third-party transportation, gathering, processing and compression expense, such information is now reported in various lines of the income statement. The Company believes that it is important to furnish a table reflecting the details of the various components of each income statement line to better inform the reader of the details of each amount and provide a summary of the realized cash-settled amounts and third-party transportation, gathering, processing and compression expense, which were historically reported as natural gas, NGLs and oil sales. This information is intended to bridge the gap between various readers’ understanding and fully disclose the information needed.

The Company discloses in this release the detailed components of many of the single line items shown in the GAAP financial statements included in the Company’s Annual Report on Form 10-K. The Company believes that it is important to furnish this detail of the various components comprising each line of the Statements of Operations to better inform the reader of the details of each amount, the changes between periods and the effect on its financial results.

We believe that the presentation of PV10 is relevant and useful to our investors as supplemental disclosure to the standardized measure, or after-tax amount, because it presents the discounted future net cash flows attributable to our proved reserves before taking into account future corporate income taxes and our current tax structure. While the standardized measure is dependent on the unique tax situation of each company, PV10 is based on prices and discount factors that are consistent for all companies. Because of this, PV10 can be used within the industry and by creditors and security analysts to evaluate estimated net cash flows from proved reserves on a more comparable basis.

RANGE RESOURCES CORPORATION (NYSE: RRC) is a leading U.S. independent natural gas and NGL producer with operations focused on stacked-pay projects in the Appalachian Basin. The Company is headquartered in Fort Worth, Texas. More information about Range can be found at www.rangeresources.com.

Included within this release are certain “forward-looking statements” within the meaning of the federal securities laws, including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that are not limited to historical facts, but reflect Range’s current beliefs, expectations or intentions regarding future events. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “outlook”, “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements.

All statements, except for statements of historical fact, made within regarding activities, events or developments the Company expects, believes or anticipates will or may occur in the future, such as those regarding future well costs, expected asset sales, well productivity, future liquidity and financial resilience, anticipated exports and related financial impact, NGL market supply and demand, improving commodity fundamentals and pricing, future capital efficiencies, future shareholder value, emerging plays, capital spending, anticipated drilling and completion activity, acreage prospectivity, expected pipeline utilization and future guidance information, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management's assumptions and Range's future performance are subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements. Further information on risks and uncertainties is available in Range's filings with the Securities and Exchange Commission (SEC), including its most recent Annual Report on Form 10-K. Unless required by law, Range undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

The SEC permits oil and gas companies, in filings made with the SEC, to disclose proved reserves, which are estimates that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions as well as the option to disclose probable and possible reserves. Range has elected not to disclose its probable and possible reserves in its filings with the SEC. Range uses certain broader terms such as "resource potential,” “unrisked resource potential,” "unproved resource potential" or "upside" or other descriptions of volumes of resources potentially recoverable through additional drilling or recovery techniques that may include probable and possible reserves as defined by the SEC's guidelines. Range has not attempted to distinguish probable and possible reserves from these broader classifications. The SEC’s rules prohibit us from including in filings with the SEC these broader classifications of reserves. These estimates are by their nature more speculative than estimates of proved, probable and possible reserves and accordingly are subject to substantially greater risk of actually being realized. Unproved resource potential refers to Range's internal estimates of hydrocarbon quantities that may be potentially discovered through exploratory drilling or recovered with additional drilling or recovery techniques and have not been reviewed by independent engineers. Unproved resource potential does not constitute reserves within the meaning of the Society of Petroleum Engineer's Petroleum Resource Management System and does not include proved reserves. Area wide unproven resource potential has not been fully risked by Range's management. “EUR”, or estimated ultimate recovery, refers to our management’s estimates of hydrocarbon quantities that may be recovered from a well completed as a producer in the area. These quantities may not necessarily constitute or represent reserves within the meaning of the Society of Petroleum Engineer’s Petroleum Resource Management System or the SEC’s oil and natural gas disclosure rules. Actual quantities that may be recovered from Range's interests could differ substantially. Factors affecting ultimate recovery include the scope of Range's drilling program, which will be directly affected by the availability of capital, drilling and production costs, commodity prices, availability of drilling services and equipment, drilling results, lease expirations, transportation constraints, regulatory approvals, field spacing rules, recoveries of gas in place, length of horizontal laterals, actual drilling results, including geological and mechanical factors affecting recovery rates and other factors. Estimates of resource potential may change significantly as development of our resource plays provides additional data.

In addition, our production forecasts and expectations for future periods are dependent upon many assumptions, including estimates of production decline rates from existing wells and the undertaking and outcome of future drilling activity, which may be affected by significant commodity price declines or drilling cost increases. Investors are urged to consider closely the disclosure in our most recent Annual Report on Form 10-K, available from our website at www.rangeresources.com or by written request to 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102. You can also obtain this Form 10-K on the SEC’s website at www.sec.gov or by calling the SEC at 1-800-SEC-0330.

SOURCE: Range Resources Corporation

Range Investor Contacts:

Laith Sando, Vice President – Investor Relations

817-869-4267

lsando@rangeresources.com

Range Media Contacts:

Mark Windle, Director of Corporate Communications
724-873-3223
mwindle@rangeresources.com

RANGE RESOURCES CORPORATION

STATEMENTS OF OPERATIONS
Based on GAAP reported earnings with additional
details of items included in each line in Form 10-K
(Unaudited, in thousands, except per share data)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2022	2021	%	2022	2021	%

Revenues and other income:
Natural gas, NGLs and oil sales (a)	$1,086,697	$1,140,520		$4,911,092	$3,215,027
Derivative fair value gain (loss)	448,181	309,566		(1,188,506)	(650,216)
Brokered natural gas, marketing and other (b)	93,335	116,692		419,776	364,029
ARO settlement gain (loss) (b)	—	—		8	(3)
Other (b)	2,166	52		4,433	1,386
Total revenues and other income	1,630,379	1,566,830	4%	4,146,803	2,930,223	42%

Costs and expenses:
Direct operating	22,282	17,310		82,827	73,977
Direct operating – stock-based compensation (c)	376	324		1,459	1,310
Transportation, gathering, processing and compression	294,228	320,785		1,235,441	1,174,469
Transportation, gathering, processing and compression – settlements	—	—		7,500	—
Taxes other than income	11,178	9,515		35,367	30,648
Brokered natural gas and marketing	95,960	119,656		424,609	365,494
Brokered natural gas and marketing – stock-based compensation (c)	571	455		2,439	1,794
Exploration	6,654	6,717		25,194	22,048
Exploration – non-cash stock-based compensation (c)	415	391		1,578	1,507
Abandonment and impairment of unproved properties	16,289	—		28,608	7,206
General and administrative	31,290	30,331		124,282	119,677
General and administrative – stock-based compensation (c)	9,778	11,041		42,023	39,673
General and administrative – lawsuit settlements	722	510		1,498	8,885
General and administrative – rig release penalty	532	—		532	—
General and administrative – bad debt expense	(250)	200		(250)	200
Exit costs	12,088	12,104		70,337	21,661
Deferred compensation plan (d)	1,963	(21,200)		61,880	68,351
Interest expense	35,725	54,004		156,862	218,043
Interest expense – amortization of deferred financing costs (e)	1,508	2,358		8,283	9,293
Loss on early extinguishment of debt	261	—		69,493	98
Depletion, depreciation and amortization	90,847	92,427		353,420	364,555
Loss (gain) on sale of assets	139	23		(409)	(701)
Total costs and expenses	632,556	656,951	-4%	2,732,973	2,528,188	8%

Income before income taxes	997,823	909,879	10%	1,413,830	402,035	252%

Income tax (benefit) expense:
Current	(6,044)	763		14,688	7,984
Deferred	189,631	17,750		215,772	(17,727)
	183,587	18,513		230,460	(9,743)

Net income	$814,236	$891,366	-9%	$1,183,370	$411,778	187%

Net Income Per Common Share:
Basic	$3.38	$3.57		$4.79	$1.65
Diluted	$3.31	$3.47		$4.69	$1.61

Weighted average common shares outstanding, as reported:
Basic	234,948	243,369	-3%	240,858	242,862	-1%
Diluted	240,222	250,441	-4%	246,379	249,314	-1%

(a) See separate natural gas, NGLs and oil sales information table.

(b) Included in Brokered natural gas, marketing and other revenues in the 10-K.

(c) Costs associated with stock compensation and restricted stock amortization, which have been reflected in the categories associated with the direct personnel costs, which are combined with the cash costs in the 10-K.

(d) Reflects the change in market value of the vested Company stock held in the deferred compensation plan.

(e) Included in interest expense in the 10-K.

RANGE RESOURCES CORPORATION

BALANCE SHEETS
(In thousands)	December 31,	December 31,
	2022	2021
	(Audited)	(Audited)
Assets
Current assets	$538,662	$730,927
Derivative assets	41,915	44,339
Natural gas and oil properties, successful efforts method	5,890,404	5,754,656
Transportation and field assets	2,434	3,494
Operating lease right-of-use assets	84,070	40,832
Other	68,077	86,259
	$6,625,562	$6,660,507

Liabilities and Stockholders’ Equity
Current liabilities	$864,678	$766,371
Asset retirement obligations	4,570	5,310
Derivative liabilities	151,417	162,767
Current maturities of long-term debt	—	218,017

Bank debt	9,509	—
Senior notes	1,832,451	2,707,770
Total debt	1,841,960	2,707,770

Deferred tax liabilities	333,571	117,642
Derivative liabilities	15,495	8,216
Deferred compensation liabilities	99,907	137,102
Operating lease liabilities	20,903	24,861
Asset retirement obligations and other liabilities	112,981	101,509
Divestiture contract obligation	304,074	325,279

Common stock and retained deficit	3,305,198	2,115,820
Other comprehensive gain (loss)	467	(150)
Common stock held in treasury	(429,659)	(30,007)
Total stockholders’ equity	2,876,006	2,085,663
	$6,625,562	$6,660,507

RECONCILIATION OF TOTAL REVENUES AND OTHER INCOME TO TOTAL REVENUE EXCLUDING CERTAIN ITEMS, a non-GAAP measure
(Unaudited, in thousands)
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2022	2021	%	2022	2021	%

Total revenues and other income, as reported	$1,630,379	$1,566,830	4%	$4,146,803	$2,930,223	42%
Adjustment for certain special items:
Total change in fair value related to derivatives prior to settlement (gain) loss	(632,813)	(590,414)		(1,648)	130,203
ARO settlement (gain) loss	—	—		(8)	3
Total revenues, as adjusted, non-GAAP	$997,566	$976,416	2%	$4,145,147	$3,060,429	35%

RANGE RESOURCES CORPORATION

CASH FLOWS FROM OPERATING ACTIVITIES
(Unaudited in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021

Net income	$814,236	$891,366	$1,183,370	$411,778
Adjustments to reconcile net cash provided from continuing operations:
Deferred income tax expense (benefit)	189,631	17,750	215,772	(17,727)
Depletion, depreciation, amortization and impairment	90,847	92,427	353,420	364,555
Abandonment and impairment of unproved properties	16,289	—	28,608	7,206
Derivative fair value (income) loss	(448,181)	(309,566)	1,188,506	650,216
Cash settlements on derivative financial instruments	(184,632)	(280,848)	(1,190,154)	(520,013)
Divestiture contract obligation	11,975	11,873	69,766	20,340
Allowance for bad debts	(250)	200	(250)	200
Amortization of deferred issuance costs and other	1,438	2,094	7,959	8,347
Deferred and stock-based compensation	12,562	(9,590)	107,959	110,356
Loss (gain) on sale of assets and other	139	23	(409)	(701)
Loss on early extinguishment of debt	261	—	69,493	98

Changes in working capital:
Accounts receivable	129,358	(134,334)	(3,286)	(250,538)
Prepaid and other	1,040	2,434	(18,438)	(1,140)
Accounts payable	(35,215)	4,918	17,077	39,231
Accrued liabilities and other	13,157	28,912	(164,649)	(29,260)
Net changes in working capital	108,340	(98,070)	(169,296)	(241,707)
Net cash provided from operating activities	$612,655	$317,659	$1,864,744	$792,948

RECONCILIATION OF NET CASH PROVIDED FROM OPERATING ACTIVITIES, AS REPORTED, TO CASH FLOW FROM OPERATIONS BEFORE CHANGES IN WORKING CAPITAL, a non-GAAP measure
(Unaudited, in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Net cash provided from operating activities, as reported	$612,655	$317,659	$1,864,744	$792,948
Net changes in working capital	(108,340)	98,070	169,296	241,707
Exploration expense	6,654	6,717	25,212	22,048
Lawsuit settlements	722	510	1,498	8,885
Transportation, gathering, processing and compression settlements	—	—	7,500	—
Non-cash compensation adjustment and other	1,256	1,096	2,821	4,549
Cash flow from operations before changes in working capital – non-GAAP measure	$512,947	$424,052	$2,071,071	$1,070,137

ADJUSTED WEIGHTED AVERAGE SHARES OUTSTANDING
(Unaudited, in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Basic:
Weighted average shares outstanding	240,625	249,794	246,918	249,400
Stock held by deferred compensation plan	(5,677)	(6,425)	(6,060)	(6,538)
Adjusted basic	234,948	243,369	240,858	242,862

Dilutive:
Weighted average shares outstanding	240,625	249,794	246,918	249,400
Dilutive stock options under treasury method	(403)	647	(539)	(86)
Adjusted dilutive	240,222	250,441	246,379	249,314

RANGE RESOURCES CORPORATION

RECONCILIATION OF NATURAL GAS, NGLs AND OIL SALES AND DERIVATIVE FAIR VALUE INCOME (LOSS) TO CALCULATED CASH REALIZED NATURAL GAS, NGLs AND OIL PRICES WITH AND WITHOUT THIRD PARTY TRANSPORTATION, GATHERING AND COMPRESSION FEES, a non-GAAP measure

(Unaudited, in thousands, except per unit data)
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2022	2021	%	2022	2021	%
Natural gas, NGL and oil sales components:
Natural gas sales	$770,571	$743,948		$3,364,111	$1,896,231
NGL sales	269,517	340,653		1,308,574	1,135,826
Oil sales	46,609	55,919		238,407	182,970
Total oil and gas sales, as reported	$1,086,697	$1,140,520	-5%	$4,911,092	$3,215,027	53%

Derivative fair value income (loss), as reported:	$448,181	$309,566		$(1,188,506)	$(650,216)
Cash settlements on derivative financial instruments – (gain) loss:
Natural gas	203,422	282,434		1,119,940	415,228
NGLs	(6,505)	13,939		12,168	91,838
Crude Oil	12,215	13,975		82,546	42,447
Contingent consideration - divestiture	(24,500)	(29,500)		(24,500)	(29,500)
Total change in fair value related to commodity derivatives prior to settlement, a non-GAAP measure (e)	$632,813	$590,414		$1,648	$(130,203)

Transportation, gathering, processing and compression components:
Natural gas	$163,768	$175,828		$677,316	$661,990
NGLs	130,460	144,920		565,614	511,568
Oil	—	37		11	911
Total transportation, gathering, processing and compression, as reported	$294,228	$320,785		$1,242,941	$1,174,469

Natural gas, NGL and oil sales, including cash-settled derivatives: (c)
Natural gas sales	$567,149	$461,514		$2,244,171	$1,481,003
NGL sales	276,022	326,714		1,296,406	1,043,988
Oil sales	34,394	41,944		155,861	140,523
Total	$877,565	$830,172	6%	$3,696,438	$2,665,514	39%

Production of oil and gas during the periods: (a)
Natural gas (mcf)	139,608,416	141,092,053	-1%	539,442,624	541,021,442	0%
NGL (bbl)	9,918,111	9,395,605	6%	36,392,033	36,372,862	0%
Oil (bbl)	616,051	798,054	-23%	2,715,681	3,044,026	-11%
Gas equivalent (mcfe) (b)	202,813,388	202,254,009	0%	774,088,908	777,522,772	0%

Production of oil and gas – average per day: (a)
Natural gas (mcf)	1,517,483	1,533,609	-1%	1,477,925	1,482,251	0%
NGL (bbl)	107,806	102,126	6%	99,704	99,652	0%
Oil (bbl)	6,696	8,675	-23%	7,440	8,340	-11%
Gas equivalent (mcfe) (b)	2,204,493	2,198,413	0%	2,120,792	2,130,199	0%

Average prices, excluding derivative settlements and before third party transportation costs:
Natural gas (mcf)	$5.52	$5.27	5%	$6.24	$3.50	78%
NGL (bbl)	$27.17	$36.26	-25%	$35.96	$31.23	15%
Oil (bbl)	$75.66	$70.07	8%	$87.79	$60.11	46%
Gas equivalent (mcfe) (b)	$5.36	$5.64	-5%	$6.34	$4.13	53%

Average prices, including derivative settlements before third party transportation costs: (c)
Natural gas (mcf)	$4.06	$3.27	24%	$4.16	$2.74	52%
NGL (bbl)	$27.83	$34.77	-20%	$35.62	$28.70	24%
Oil (bbl)	$55.83	$52.56	6%	$57.39	$46.16	24%
Gas equivalent (mcfe) (b)	$4.33	$4.10	5%	$4.78	$3.43	39%

Average prices, including derivative settlements and after third party transportation costs: (d)
Natural gas (mcf)	$2.89	$2.02	43%	$2.90	$1.51	92%
NGL (bbl)	$14.68	$19.35	-24%	$20.08	$14.64	37%
Oil (bbl)	$55.82	$52.51	6%	$57.39	$45.86	25%
Gas equivalent (mcfe) (b)	$2.88	$2.52	14%	$3.17	$1.92	65%

Transportation, gathering and compression expense per mcfe	$1.45	$1.59	-9%	$1.61	$1.51	6%

(a) Represents volumes sold regardless of when produced.

(b) Oil and NGLs are converted at the rate of one barrel equals six mcfe based upon the approximate relative energy content of oil to natural gas, which is not necessarily indicative of the relationship of oil and natural gas prices.

(c) Excluding third party transportation, gathering and compression costs.

(d) Net of transportation, gathering, processing and compression costs.

RANGE RESOURCES CORPORATION

RECONCILIATION OF INCOME BEFORE INCOME TAXES AS REPORTED TO INCOME BEFORE INCOME TAXES EXCLUDING CERTAIN ITEMS, a non-GAAP measure
(Unaudited, in thousands, except per share data)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2022	2021	%	2022	2021	%

Income from operations before income taxes, as reported	$997,823	$909,879	10%	$1,413,830	$402,035	252%
Adjustment for certain special items:
Loss (gain) on sale of assets	139	23		(409)	(701)
(Gain) loss on ARO settlements	—	—		(8)	3
Change in fair value related to derivatives prior to settlement	(632,813)	(590,414)		(1,648)	130,203
Abandonment and impairment of unproved properties	16,289	—		28,608	7,206
Loss on early extinguishment of debt	261	—		69,493	98
Transportation, gathering, processing and compression settlements	—	—		7,500	—
Lawsuit settlements	722	510		1,498	8,885
Exit costs	12,088	12,104		70,337	21,661
Brokered natural gas and marketing – non-cash stock-based compensation	571	455		2,439	1,794
Direct operating – non-cash stock-based compensation	376	324		1,459	1,310
Exploration expenses – non-cash stock-based compensation	415	391		1,578	1,507
General & administrative – non-cash stock-based compensation	9,778	11,041		42,023	39,673
Deferred compensation plan – non-cash adjustment	1,963	(21,200)		61,880	68,351

Income before income taxes, as adjusted	407,612	323,113	26%	1,698,580	682,025	149%

Income tax (benefit) expense, as adjusted
Current	(6,044)	763		14,688	7,984
Deferred (a)	101,903	80,778		424,645	170,506
Net income excluding certain items, a non-GAAP measure	$311,753	$241,572	29%	$1,259,247	$503,535	150%

Non-GAAP income per common share
Basic	$1.33	$0.99	34%	$5.23	$2.07	153%
Diluted	$1.30	$0.96	35%	$5.11	$2.02	153%

Non-GAAP diluted shares outstanding, if dilutive	240,222	250,441		246,379	249,314

(a) Deferred taxes are estimated to be approximately 25% for 2022 and 2021.

RANGE RESOURCES CORPORATION

RECONCILIATION OF NET INCOME, EXCLUDING CERTAIN ITEMS AND ADJUSTED EARNINGS PER SHARE, non-GAAP measures
(In thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021

Net income, as reported	$814,236	$891,366	$1,183,370	$411,778
Adjustment for certain special items:
Loss (gain) on sale of assets	139	23	(409)	(701)
(Gain) loss on ARO settlements	—	—	(8)	3
Loss on early extinguishment of debt	261	—	69,493	98
Change in fair value related to derivatives prior to settlement	(632,813)	(590,414)	(1,648)	130,203
Transportation, gathering, processing and compression settlements	—	—	7,500	—
Abandonment and impairment of unproved properties	16,289	—	28,608	7,206
Lawsuit settlements	722	510	1,498	8,885
Exit costs	12,088	12,104	70,337	21,661
Non-cash stock-based compensation	11,140	12,211	47,499	44,284
Deferred compensation plan	1,963	(21,200)	61,880	68,351
Tax impact	87,728	(63,028)	(208,873)	(188,233)

Net income excluding certain items, a non-GAAP measure	$311,753	$241,572	$1,259,247	$503,535

Net income per diluted share, as reported	$3.31	$3.47	$4.69	$1.61
Adjustment for certain special items per diluted share:
Loss (gain) on sale of assets	0.00	0.00	(0.00)	(0.00)
(Gain) loss on ARO settlements	—	—	(0.00)	0.00
Loss on early extinguishment of debt	0.00	—	0.28	0.00
Change in fair value related to derivatives prior to settlement	(2.63)	(2.36)	(0.01)	0.52
Transportation, gathering, processing and compression settlements	—	—	0.03	—
Abandonment and impairment of unproved properties	0.07	—	0.12	0.03
Lawsuit settlements	0.00	0.00	0.01	0.04
Exit costs	0.05	0.05	0.29	0.09
Non-cash stock-based compensation	0.05	0.05	0.19	0.18
Deferred compensation plan	0.01	(0.08)	0.25	0.27
Adjustment for rounding differences	(0.01)	—	—	—
Tax impact	0.37	(0.25)	(0.85)	(0.76)
Dilutive share impact (rabbi trust and other)	0.08	0.08	0.11	0.04

Net income per diluted share, excluding certain items, a non- GAAP measure	$1.30	$0.96	$5.11	$2.02

Adjusted earnings per share, a non-GAAP measure:
Basic	$1.33	$0.99	$5.23	$2.07
Diluted	$1.30	$0.96	$5.11	$2.02

RANGE RESOURCES CORPORATION

RECONCILIATION OF CASH MARGIN PER MCFE, a non- GAAP measure
(Unaudited, in thousands, except per unit data)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021

Revenues
Natural gas, NGL and oil sales, as reported	$1,086,697	$1,140,520	$4,911,092	$3,215,027
Derivative fair value income (loss), as reported	448,181	309,566	(1,188,506)	(650,216)
Less non-cash fair value (gain) loss	(632,813)	(590,414)	(1,648)	130,203
Brokered natural gas and marketing and other, as reported	95,501	116,744	424,217	365,412
Less ARO settlement and other (gains) losses	(2,166)	(52)	(4,441)	(1,383)
Cash revenue applicable to production	995,400	976,364	4,140,714	3,059,043

Expenses
Direct operating, as reported	22,658	17,634	84,286	75,287
Less direct operating stock-based compensation	(376)	(324)	(1,459)	(1,310)
Transportation, gathering and compression, as reported	294,228	320,785	1,242,941	1,174,469
Less transportation, gathering and compression settlements	—	—	(7,500)	—
Taxes other than income, as reported	11,178	9,515	35,367	30,648
Brokered natural gas and marketing, as reported	96,531	120,111	427,048	367,288
Less brokered natural gas and marketing stock-based compensation	(571)	(455)	(2,439)	(1,794)
General and administrative, as reported	42,072	42,082	168,085	168,435
Less G&A stock-based compensation	(9,778)	(11,041)	(42,023)	(39,673)
Less lawsuit settlements	(722)	(510)	(1,498)	(8,885)
Interest expense, as reported	37,233	56,362	165,145	227,336
Less amortization of deferred financing costs	(1,508)	(2,358)	(8,283)	(9,293)
Cash expenses	490,945	551,801	2,059,670	1,982,508

Cash margin, a non-GAAP measure	$504,455	$424,563	$2,081,044	$1,076,535

Mmcfe produced during period	202,813	202,254	774,089	777,523

Cash margin per mcfe	$2.49	$2.10	$2.69	$1.38

RECONCILIATION OF INCOME BEFORE INCOME TAXES TO CASH MARGIN
(Unaudited, in thousands, except per unit data)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021

Income before income taxes, as reported	$997,823	$909,879	$1,413,830	$402,035
Adjustments to reconcile income before income taxes to cash margin:
ARO settlements and other gains	(2,166)	(52)	(4,441)	(1,383)
Derivative fair value (income) loss	(448,181)	(309,566)	1,188,506	650,216
Net cash payments on derivative settlements	(184,632)	(280,848)	(1,190,154)	(520,013)
Transportation, gathering and compression settlements	—	—	7,500	—
Exploration expense	6,654	6,717	25,194	22,048
Lawsuit settlements	722	510	1,498	8,885
Exit costs	12,088	12,104	70,337	21,661
Deferred compensation plan	1,963	(21,200)	61,880	68,351
Stock-based compensation (direct operating, brokered natural gas and marketing, general and administrative and termination costs)	11,140	12,211	47,499	44,284
Interest – amortization of deferred financing costs	1,508	2,358	8,283	9,293
Depletion, depreciation and amortization	90,847	92,427	353,420	364,555
Loss (gain) on sale of assets	139	23	(409)	(701)
Loss on early extinguishment of debt	261	—	69,493	98
Abandonment and impairment of unproved properties	16,289	—	28,608	7,206
Cash margin, a non-GAAP measure	$504,455	$424,563	$2,081,044	$1,076,535